Exhibit 99.1

February 3, 2009	CONTACTS:	Investor Relations – Mark G. Stockard
Phone: (713) 381-4707
Toll Free: (800) 659-0059
Media Relations – Rick Rainey
Phone: (713) 381-3635

TEPPCO PARTNERS, L.P. REPORTS
FOURTH QUARTER AND 2008 ANNUAL RESULTS

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported fourth quarter net income for 2008 of $34.7 million, or $0.28 per unit, compared with net income of $45.6 million, or $0.42 per unit, for the fourth quarter of 2007.  Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 3 percent to $121.3 million for the fourth quarter of 2008, compared with $117.4 million for the fourth quarter of 2007.  Net income for the fourth quarter of 2008 was reduced by approximately $18.9 million of losses related to product inventories, $2.4 million of expense to decommission sections of gathering lines and write off project development costs, and $1.0 million to reserve for receivables related to a customer bankruptcy filing.  Combined, these items reduced 2008 net income by $22.3 million, or $0.18 per unit.

Net income for the year ended December 31, 2008 was $193.6 million, or $1.65 per unit, which included losses of approximately $27.0 million related to product inventories, an $8.7 million charge for the early repayment of debt in January 2008 and an estimated $3.7 million of lost revenue related to hurricanes Gustav and Ike in September 2008.  Net income for the year ended December 31, 2007 totaled $279.2 million, or $2.60 per unit, which included $78.3 million of gains on the sale of assets and the ownership interest in Mont Belvieu Storage Partners, L.P. (MBSP). EBITDA for 2007 (which also includes the $78.3 million of gains on asset sales and MBSP), was $538.0 million, compared with $523.6 million for 2008.

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EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure and is defined and reconciled to its most directly comparable GAAP financial measure later in this news release.

“Operationally, TEPPCO’s businesses performed well in the fourth quarter of 2008,” said Jerry E. Thompson, president and chief executive officer of the general partner of TEPPCO.  “Our base transportation business benefited from an increase in crude oil transportation and terminaling volumes and strong seasonal demand for propane, which more than offset lower refined products demand caused by unfavorable economic conditions.  In addition, our marine services business operated at a 95 percent utilization rate.”

“We are disappointed, however, in the fourth quarter $18.9 million loss we recognized associated with inventories we disposed of in our Downstream and Upstream segments.  These losses were compounded by the recent steep decline in energy commodity prices and were in addition to the $8.1 million lower of cost or market adjustment at the end of the third quarter.  We have implemented additional monitoring procedures to reduce the volumes we own at any point in time.  These steps are true to two of our most important financial objectives: generating EBITDA substantially from fee-based activities and minimizing incidental commodity price risk,” stated Thompson.

“In light of the continuing stress in the financial markets, we continue to be cautious regarding our level of growth capital spending for 2009.  The majority of our current capital program is concentrated on the completion of the refined products storage facility at Port Arthur, Texas, and actions associated with the Texas Offshore Port System, or TOPS, joint venture.  However, we do have a back log of smaller, attractive organic projects that we are ready to pursue when financial markets improve,” stated Thompson.

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OPERATING RESULTS BY BUSINESS SEGMENT

Upstream segment
EBITDA for the Upstream segment, which includes gathering, pipeline transportation, marketing and storage of crude oil, distribution of lubrication oils and specialty chemicals and fuel transportation services, was $23.5 million for the fourth quarter of 2008 compared to $26.0 million for the fourth quarter of 2007.  Upstream margins and revenues included losses of $6.7 million primarily related to the sale of crude oil inventory.  The increase in operating and general and administrative expenses reflects approximately $1.0 million to write off uncollected receivables resulting from a customer bankruptcy and incremental expenses due to the Quality Petroleum acquisition in the third quarter of 2008.  Demand for crude oil transportation and terminaling continued to show increases, with crude oil transportation volumes increasing 21 percent from the fourth quarter of 2007 to 333,000 barrels per day (bpd) in the fourth quarter of 2008.  Crude oil terminaling volumes increased 63 percent to a record 567,000 bpd in the fourth quarter of 2008 as customers elected to move barrels into storage in light of the contango price curve.

TEPPCO’s share of EBITDA from its equity investment in Seaway Crude Pipeline was $3.6 million for the fourth quarter of 2008, compared with EBITDA of $0.3 million for the fourth quarter of 2007.  The improvement was primarily due to increased long-haul transportation volumes, which averaged 256,000 bpd in the fourth quarter of 2008, compared with 132,000 bpd in the same quarter of 2007.  TEPPCO’s share of EBITDA in Seaway was negatively impacted by $1.9 million of losses to dispose of crude oil inventory associated with the pipeline system.  The 2007 period was negatively impacted by operational disruptions at Midwest area refineries.  Equity earnings for Seaway totaled $1.8 million for the fourth quarter of 2008, compared with a loss of $1.7 million in the fourth quarter of 2007.

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Downstream segment
EBITDA for the Downstream segment, which includes pipeline transportation, marketing and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals, was $31.5 million for the fourth quarter of 2008, compared with $46.2 million for the fourth quarter of 2007.  The decrease was primarily attributable to $10.3 million of loss on the sale and write down of product inventory balances in the 2008 period.  In addition, the decrease in EBITDA for the fourth quarter of 2008 included a $3.0 million increase in operating expenses primarily for repairs and maintenance expense, of which $0.9 million was related to Hurricane Ike repairs, and was impacted by $3.8 million of inventory gains recorded in the fourth quarter of 2007.

LPG transportation revenues in the fourth quarter of 2008 increased $5.3 million, or 17 percent, from the fourth quarter of 2007 due primarily to increased demand for propane in the Northeast as a result of colder winter weather in the fourth quarter of 2008.  Delivered volumes of LPGs totaled 12.5 million barrels in the fourth quarter of 2008, an 11 percent increase from 11.3 million barrels delivered in the fourth quarter of 2007, reflecting the higher propane demand in 2008.

Refined products transportation revenues in the fourth quarter of 2008 decreased by $2.8 million, or 7 percent, compared with the same period in 2007.  Delivered volumes of refined products totaled 38.0 million barrels in the fourth quarter of 2008, a 16 percent decrease from 45.3 million barrels delivered in the fourth quarter of 2007.  The volume decrease was due primarily to lower short-haul deliveries from the TEPPCO system to Centennial Pipeline at Beaumont, Texas, which have a lower tariff rate to TEPPCO, product supply disruptions caused by hurricanes Gustav and Ike in September 2008, mid-continent refinery outages in the 2007 period, and lower demand for motor gasoline and distillates.

TEPPCO 4Q 2008 Earnings	Page 5

TEPPCO’s share of EBITDA from its equity investment in Centennial Pipeline was a loss of $0.9 million for the fourth quarter of 2008, compared with income of $0.5 million for the fourth quarter of 2007.  The decrease resulted primarily from lower Midwest demand.  Volumes on Centennial averaged approximately 105,000 bpd in the fourth quarter of 2008, compared with 171,000 bpd in the fourth quarter of 2007.  TEPPCO’s share of equity earnings from Centennial was a loss of $4.6 million for the fourth quarter of 2008, compared with a $4.0 million loss in the fourth quarter of 2007.

Midstream segment
The Midstream segment includes gathering of natural gas, fractionation of natural gas liquids (NGLs), pipeline transportation of NGLs and our ownership interest in Jonah Gas Gathering Company (Jonah).

EBITDA for the fourth quarter of 2008 increased to $48.6 million, from $45.2 million for the fourth quarter of 2007.  The increase was due primarily to increased earnings from TEPPCO’s investment in Jonah, and increased NGL transportation revenues, partially offset by lower natural gas gathering revenues on the Val Verde system.

TEPPCO’s share of EBITDA from its equity investment in Jonah was $33.7 million for the fourth quarter of 2008, compared with $28.9 million for the fourth quarter of 2007.  The increase was primarily attributable to new wells connected to the system, resulting in higher volumes on the system.  Total throughput on the Jonah-Pinedale system averaged 2.0 billion cubic feet per day (Bcf/d) in the fourth quarter of 2008, compared with 1.8 Bcf/d in the fourth quarter of 2007.  Equity earnings for Jonah totaled $22.5 million for the fourth quarter of 2008, compared to equity earnings of $20.7 million in the fourth quarter of 2007.  TEPPCO’s share of equity earnings in the fourth quarter of 2008 included a $2.0 million non-cash charge to depreciation expense to abandon certain portions of gathering lines as producers in the basin centralize well connections to reduce their ongoing operating expense.  The cost of the well centralizations are borne

TEPPCO 4Q 2008 Earnings	Page 6

by the producers and do not reduce the amount of gas that is gathered by the Jonah system.

Marine Services segment
The Marine Services segment, which was added to the partnership effective February 1, 2008, includes marine transportation of refined products, crude oil, asphalt, condensate, heavy fuel oil and other heated oil products via tow boats and tank barges.   Marine Services generated EBITDA of $17.7 million for the fourth quarter of 2008.  TEPPCO’s fleet of 51 tow boats and 113 tank barges operated at a 95% utilization rate in the fourth quarter of 2008.

CAPITALIZATION AND LIQUIDITY
Total debt principal outstanding at December 31, 2008 was approximately $2.5 billion.  This amount includes $300 million of junior subordinated notes for which the nationally recognized debt rating agencies ascribe equity credit to approximately 58 percent of the principal amount.  At December 31, 2008, TEPPCO had liquidity of approximately $404 million which is comprised of cash and available borrowing capacity under the partnership’s revolving credit facility.

Interest expense for the fourth quarter of 2008 was $34.1 million, compared with interest expense of $29.3 million in the fourth quarter of 2007.  The increase was primarily due to an increased principal amount of debt outstanding to fund a portion of growth capital expenditures and the marine transportation acquisitions in 2008.

During the year ended December 31, 2008, TEPPCO spent $242.0 million on revenue-generating and system upgrade projects in addition to $111.5 million of investment for its share of capital expenditures related to the expansions on the Jonah-Pinedale system, $36.0 million for its portion of investment in TOPS and $58.5 million on capital spending to maintain existing assets.  For 2009, the partnership expects to spend in the

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range of $350 million to $400 million for revenue-generating capital projects, including its investments in the Jonah and TOPS joint ventures, as well as approximately $50 million to $55 million for maintenance capital expenditures.

NON-GAAP FINANCIAL MEASURES
The Financial Highlights table accompanying this earnings release and other disclosures herein include the following non-GAAP measures under the rules of the Securities and Exchange Commission (SEC):  EBITDA, EBITDA excluding gains from sales of assets and ownership interests, margin of the Upstream segment, and gross margin and average daily rate of the Marine Services segment.  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.  Our non-GAAP financial measures may not be comparable to similarly-titled measures of other entities because other entities may not calculate such measures in the same manner as we do.

We define EBITDA as net income plus interest expense – net, income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures.  We have included EBITDA and related adjusted EBITDA measures in our disclosures because we believe they are used by our investors as supplemental financial measures in the evaluation of our business.  Further, we believe EBITDA and related adjusted EBITDA measures provide useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis.  As a result, these measures provide investors with a helpful tool for comparing the operating performance of our assets with the performance of other companies that have different financing and capital structures.  EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity.  Reconciliations of these

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measures to net income and equity earnings are provided in the Financial Highlights table and the Business Segment Data table.

Margin of our Upstream segment is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil, in each case prior to the elimination of intercompany sales, revenues and purchases between wholly owned subsidiaries.  We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed.  Additionally, we use margin internally to evaluate the financial performance of the Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated. A reconciliation of margin to segment operating income is provided in the Operating Data table.

Gross margin of our Marine Services segment is calculated as marine transportation revenues less operating expense and operating fuel and power, and average daily rate is calculated as gross margin divided by fleet operating days.  We believe gross margin, in conjunction with average daily rate, are meaningful measures of the financial performance of our Marine Services segment, in which we provide services under different types of contracts with varying arrangements for the payment of fuel costs and other operational fees.  These non-GAAP measures allow for comparability of results across our different contracts within a given period, as well as between periods.  Further, our management uses these measures internally to assist them in evaluating segment results and making decisions regarding the use and deployment of our marine vessels. A reconciliation of gross margin to segment operating income and the calculation of average daily rate are provided in the Operating Data table.

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TEPPCO will host a conference call related to earnings performance today, Tuesday, February 3 at 9 a.m. CDT.  Interested parties may listen live over the Internet through the partnership’s Web site at www.teppco.com.  Those interested in listening to the webcast, should log in at least ten minutes prior to the start of the conference call to download and install any necessary audio software.  An audio replay of the conference call will be accessible for seven days at 888-203-1112, confirmation code 9197594.  The replay and transcript will also be available on the TEPPCO website.

TEPPCO Partners, L.P., is a publicly traded energy logistics partnership with operations that span much of the continental United States. TEPPCO owns and operates an extensive network of assets that facilitate the movement, marketing, gathering and storage of various commodities and energy-related products. The partnership’s midstream network is comprised of approximately 12,500 miles of pipelines that gather and transport refined petroleum products, crude oil, natural gas, liquefied petroleum gases (LPGs) and natural gas liquids, including one of the largest common carrier pipelines for refined petroleum products and LPGs in the United States. TEPPCO’s storage assets include interests in approximately 27 million barrels of capacity for refined petroleum products and LPGs and about 14 million barrels of capacity for crude oil. TEPPCO also owns a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems and in the Gulf of Mexico.  For more information, visit TEPPCO’s website. Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P., is owned by Enterprise GP Holdings (NYSE:EPE).

This news release includes forward-looking statements.  Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties, such as the partnership’s expectations regarding future results, capital expenditures, project completions, liquidity and financial market conditions.  These risks and uncertainties include, among other things, insufficient cash from operations, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P.’s filings with the Securities and Exchange Commission.  If any of these risks or uncertainties materialize, or should underlying

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assumptions prove incorrect, actual results or outcomes may vary materially from those expected.  The partnership disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

###

TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited - In Millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating Revenues:
Sales of petroleum products	$2,163.9	$2,908.1	$12,840.7	$9,147.1
Transportation - Refined Products	40.5	43.3	164.1	170.2
Transportation - LPGs	36.8	31.5	105.4	101.1
Transportation - Crude oil	8.8	13.3	57.3	46.0
Transportation - NGLs	14.0	12.5	52.2	46.5
Transportation - Marine	44.7	-	164.3	-
Gathering - Natural Gas	14.3	15.4	57.1	61.6
Other	15.2	25.5	91.8	85.6
Total Operating Revenues	2,338.2	3,049.6	13,532.9	9,658.1
Costs and Expenses:
Purchases of petroleum products	2,131.7	2,875.5	12,703.5	9,017.1
Operating expenses	88.2	60.1	309.2	209.7
Operating fuel and power	22.7	16.3	99.1	61.5
General and administrative	10.7	9.5	41.4	33.7
Depreciation and amortization	34.1	27.5	126.3	105.2
Gains on sales of assets	-	-	-	(18.7)
Total Costs and Expenses	2,287.4	2,988.9	13,279.5	9,408.5
Operating Income	50.8	60.7	253.4	249.6

Interest expense - net	(34.1)	(29.3)	(140.0)	(101.2)
Equity earnings	19.4	13.9	82.7	68.8
Gain on sale of ownership interest in Mont
Belvieu Storage Partners, L.P. (MBSP)	-	-	-	59.6
Interest income	0.2	0.4	1.1	1.7
Other income - net	0.1	0.2	1.0	1.3

Income before provision for income taxes	36.4	45.9	198.2	279.8

Provision for income taxes	1.7	0.3	4.6	0.6

Net Income	$34.7	$45.6	$193.6	$279.2
Net Income Allocation:
Limited Partner Unitholders	$28.9	$38.1	$161.0	$233.2
General Partner	5.8	7.5	32.6	46.0
Total Net Income Allocated	$34.7	$45.6	$193.6	$279.2

Basic and Diluted Net Income Per Limited Partner Unit	$0.28	$0.42	$1.65	$2.60
Weighted Average Number of Limited Partner Units	104.6	89.9	97.5	89.9

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
EBITDA
Net Income	$34.7	$45.6	$193.6	$279.2
Provision for income taxes	1.7	0.3	4.6	0.6
Interest expense - net	34.1	29.3	140.0	101.2
Depreciation and amortization (D&A)	34.1	27.5	126.3	105.2
Amortization of excess investment in joint ventures	1.3	2.0	5.1	6.1
TEPPCO's pro-rata percentage of joint venture
interest expense and D&A	15.4	12.7	54.0	45.7
EBITDA	121.3	117.4	523.6	538.0
Less: Gains on sales of assets and ownership interest
in MBSP	-	-	-	(78.3)
EBITDA, excluding gains from sales of assets and
ownership interests	$121.3	$117.4	$523.6	$459.7

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Marine	Intersegment
Three Months Ended December 31, 2008	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Operating revenues	$101.8	$31.4	$2,160.4	$44.7	$(0.1)	$2,338.2
Purchases of petroleum products	16.1	-	2,116.0	-	(0.4)	2,131.7
Operating expenses	38.5	11.0	19.6	19.1	-	88.2
Operating fuel and power	10.8	3.4	1.7	6.8	-	22.7
General and administrative	4.1	2.2	3.3	1.1	-	10.7
Depreciation and amortization (D&A)	11.6	9.7	6.1	6.7	-	34.1

Operating Income	20.7	5.1	13.7	11.0	0.3	50.8

Equity (losses) earnings	(4.6)	22.5	1.8	-	(0.3)	19.4
Interest income	0.1	0.1	-	-	-	0.2
Other - net	-	-	0.1	-	-	0.1

Income before interest	16.2	27.7	15.6	11.0	-	70.5

Depreciation and amortization	11.6	9.7	6.1	6.7	-	34.1
Amortization of excess investment in joint ventures	1.1	-	0.2	-	-	1.3
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	11.2	1.6	-	-	15.4

EBITDA	$31.5	$48.6	$23.5	$17.7	$-	$121.3
Provision for income taxes						(1.7)
Depreciation and amortization						(34.1)
Interest expense - net						(34.1)
Amortization of excess investment in joint ventures						(1.3)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(15.4)

Net Income						$34.7

				Marine	Intersegment
Three Months Ended December 31, 2007	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Operating revenues	$100.1	$31.3	$2,918.2	$-	$-	$3,049.6
Purchases of petroleum products	5.9	-	2,870.7	-	(1.1)	2,875.5
Operating expenses	33.3	8.8	18.0	-	-	60.1
Operating fuel and power	10.7	4.0	1.6	-	-	16.3
General and administrative	4.7	2.4	2.4	-	-	9.5
Depreciation and amortization (D&A)	12.0	10.6	4.9	-	-	27.5

Operating Income	33.5	5.5	20.6	-	1.1	60.7

Equity (losses) earnings	(4.0)	20.7	(1.7)	-	(1.1)	13.9
Gain on sale of ownership interest in MBSP	-	-	-	-	-	-
Interest income	0.2	-	0.2	-	-	0.4
Other - net	-	0.2	-	-	-	0.2

Income before interest	29.7	26.4	19.1	-	-	75.2

Depreciation and amortization	12.0	10.6	4.9	-	-	27.5
Amortization of excess investment in joint ventures	1.8	-	0.2	-	-	2.0
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.7	8.2	1.8	-	-	12.7

EBITDA	$46.2	$45.2	$26.0	$-	$-	$117.4
Provision for income taxes						(0.3)
Depreciation and amortization						(27.5)
Interest expense - net						(29.3)
Amortization of excess investment in joint ventures						(2.0)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(12.7)

Net Income						$45.6

Reconciliation of Equity (losses) earnings to JV EBITDA
Three Months Ended December 31, 2008:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(4.6)	$22.5	$1.8	$-	$(0.3)	$19.4
Amortization of excess investment in joint ventures	1.1	-	0.2	-	-	1.3
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	11.2	1.6	-	-	15.4
JV EBITDA	$(0.9)	$33.7	$3.6	$-	$(0.3)	$36.1

Three Months Ended December 31, 2007:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(4.0)	$20.7	$(1.7)	$-	$(1.1)	$13.9
Amortization of excess investment in joint ventures	1.8	-	0.2	-	-	2.0
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.7	8.2	1.8	-	-	12.7
JV EBITDA	$0.5	$28.9	$0.3	$-	$(1.1)	$28.6

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Marine	Intersegment
Twelve Months Ended December 31, 2008	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated

Operating revenues	$373.0	$122.4	$12,873.4	$164.3	$(0.2)	$13,532.9
Purchases of petroleum products	37.2	-	12,670.9	-	(4.6)	12,703.5
Operating expenses	144.4	29.4	68.5	66.9	-	309.2
Operating fuel and power	40.6	16.4	7.4	34.7	-	99.1
General and administrative	16.5	9.7	10.0	5.2	-	41.4
Depreciation and amortization (D&A)	43.1	39.3	20.9	23.0	-	126.3

Operating Income	91.2	27.6	95.7	34.5	4.4	253.4
				-
Equity (losses) earnings	(14.6)	90.0	11.7	-	(4.4)	82.7
Interest income	0.6	0.4	0.1	-	-	1.1
Other - net	0.3	-	0.7	-	-	1.0

Income before interest	77.5	118.0	108.2	34.5	-	338.2
Depreciation and amortization	43.1	39.3	20.9	23.0	-	126.3
Amortization of excess investment in joint ventures	4.3	0.1	0.7	-	-	5.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	10.4	36.7	6.9	-	-	54.0

EBITDA	$135.3	$194.1	$136.7	$57.5	$-	$523.6
Provision for income taxes						(4.6)
Depreciation and amortization						(126.3)
Interest expense - net						(140.0)
Amortization of excess investment in joint ventures						(5.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(54.0)

Net Income						$193.6

				Marine	Intersegment
Twelve Months Ended December 31, 2007	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated

Operating revenues	$362.7	$122.2	$9,173.7	$-	$(0.5)	$9,658.1
Purchases of petroleum products	30.0	-	8,992.1	-	(5.0)	9,017.1
Operating expenses	113.3	31.9	64.5	-	-	209.7
Operating fuel and power	39.9	14.6	7.0	-	-	61.5
General and administrative	17.0	9.1	7.6	-	-	33.7
Depreciation and amortization (D&A)	46.1	40.8	18.3	-	-	105.2
Gains on sales of assets	(18.7)	-	-	-	-	(18.7)

Operating Income	135.1	25.8	84.2	-	4.5	249.6

Equity (losses) earnings	(12.4)	83.1	2.6	-	(4.5)	68.8
Gain on sale of ownership interest in MBSP	59.6	-	-	-	-	59.6
Interest income	0.9	0.6	0.2	-	-	1.7
Other - net	1.1	-	0.2	-	-	1.3

Income before interest	184.3	109.5	87.2	-	-	381.0
Depreciation and amortization	46.1	40.8	18.3	-	-	105.2
Amortization of excess investment in joint ventures	5.3	0.1	0.7	-	-	6.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	11.4	27.2	7.1	-	-	45.7

EBITDA	$247.1	$177.6	$113.3	$-	$-	$538.0
Provision for income taxes						(0.6)
Depreciation and amortization						(105.2)
Interest expense - net						(101.2)
Amortization of excess investment in joint ventures						(6.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(45.7)

Net Income						$279.2

Reconciliation of Equity (losses) earnings to JV EBITDA
Twelve Months Ended December 31, 2008:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(14.6)	$90.0	$11.7	$-	$(4.4)	$82.7
Amortization of excess investment in joint ventures	4.3	0.1	0.7	-	-	5.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	10.4	36.7	6.9	-	-	54.0
JV EBITDA	$0.1	$126.8	$19.3	$-	$(4.4)	$141.8

Twelve Months Ended December 31, 2007:				Marine	Intersegments
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(12.4)	$83.1	$2.6	$-	$(4.5)	$68.8
Amortization of excess investment in joint ventures	5.3	0.1	0.7	-	-	6.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	11.4	27.2	7.1	-	-	45.7
JV EBITDA	$4.3	$110.4	$10.4	$-	$(4.5)	$120.6

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Twelve Months Ended
	December 31,
	2008	2007
Cash Flows from Operating Activities
Net income	$193.6	$279.2
Deferred income taxes	-	(0.7)
Gains on sales of assets and ownership interests	-	(78.3)
Loss on early extinguishment of debt	8.7	1.4
Depreciation, working capital and other	126.3	149.0

Net Cash Provided by Operating Activities	328.6	350.6

Cash Flows from Investing Activities:
Proceeds from sales of assets	-	27.8
Proceeds from sale of ownership interest	-	137.3
Cash used for business combinations	(351.3)	-
Purchase of assets	-	(12.9)
Cash paid for linefill on assets owned	(12.8)	(39.4)
Acquisition of intangible assets	(0.7)	(3.3)
Investment in Centennial Pipeline LLC	-	(11.1)
Investment in Jonah Gas Gathering Company	(111.5)	(187.5)
Investment in Texas Offshore Port System	(36.0)	-
Capital expenditures (1)	(300.5)	(228.3)

Net Cash Used in Investing Activities	(812.8)	(317.4)

Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	2,508.1	1,305.8
Repayments on revolving credit facilities	(2,481.4)	(1,305.8)
Proceeds from term credit agreement	1,000.0	-
Repayment of term credit agreement	(1,000.0)	-
Proceeds from issuance of senior notes	996.3	-
Issuance of Junior Subordinated Notes	-	299.5
Redemption of 7.51% Senior Notes	(181.6)	(36.1)
Repayment of 6.45% Senior Notes	(180.0)	-
Repayment of debt assumed in Cenac acquisition	(63.2)	-
Issuance of LP Units, net	275.9	1.7
Settlement of treasury rate lock agreements	(52.1)	1.4
Payment for termination of interest rate swap	-	(1.2)
Debt issuance costs	(9.8)	(4.1)
Distributions paid	(328.0)	(294.5)

Net Cash Provided by (used in) Financing Activities	484.2	(33.3)

Net Change in Cash and Cash Equivalents	-	(0.1)
Cash and Cash Equivalents -- January 1	-	0.1

Cash and Cash Equivalents -- December 31	$-	$-

Non-cash investing activities:
Payable to Enterprise Gas Processing, LLC for spending
for Phase V expansion of Jonah Gas Gathering Company	$1.0	$9.9
Non-cash financing activities:
Issuance of Units in Cenac acquisition	$186.6	$-
Supplemental Information:
Interest paid (net of capitalized interest)	$128.1	$104.2
(1)	Includes capital expenditures for maintaining existing operations of $58.5 million in 2008, and $52.1 million in 2007.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)

	December 31,
	2008	2007

Assets
Current assets
Cash and cash equivalents	$-	$-
Other	907.6	1,516.0

Total current assets	907.6	1,516.0

Property, plant and equipment - net	2,439.9	1,793.6
Intangible assets (1)	207.7	164.7
Equity investments	1,255.9	1,147.0
Goodwill	106.6	15.5
Other assets	132.1	113.3

Total assets	$5,049.8	$4,750.1

Liabilities and Partners' Capital

Current liabilities
Senior Notes	$-	$354.0
Other	900.0	1,593.3

Total current liabilities	900.0	1,947.3

Senior Notes (2)	1,713.3	721.5
Junior Subordinated Notes	299.6	299.5
Other long-term debt	516.7	490.0
Other non-current liabilities	28.7	27.2
Partners' capital
Accumulated other comprehensive loss	(45.8)	(42.6)
General partner's interest (3)	(110.3)	(88.0)
Limited partners' interests	1,747.6	1,395.2

Total partners' capital	1,591.5	1,264.6

Total liabilities and partners' capital	$5,049.8	$4,750.1

(1)	Includes the value of long-term service agreements between TEPPCO and its customers.
(2)	Includes $18.1 million and $23.2 million at Dec. 31, 2008 and 2007, respectively, related to fair value hedges.
(3)	Amount does not represent a future financial commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Downstream Segment:
Barrels Delivered
Refined Products	38.0	45.3	159.6	174.9
LPGs	12.5	11.3	38.8	40.9

Total	50.5	56.6	198.4	215.8

Average Tariff Per Barrel
Refined Products	$1.07	$0.95	$1.03	$0.97
LPGs	2.94	2.79	2.72	2.41

Average System Tariff Per Barrel	$1.53	$1.32	$1.36	$1.25

Upstream Segment:
Margins/Revenues:
Crude oil transportation revenue	$16.6	$21.4	$89.7	$75.3
Crude oil marketing margin	14.0	17.0	67.1	72.6
Crude oil terminaling revenue	5.9	4.1	19.1	14.5
Lubrication Services, LLC (LSI) margin	3.9	2.3	13.8	8.8
Total Margins/Revenues	$40.4	$44.8	$189.7	$171.2

Reconciliation of Margins/Revenues to Operating Income:

Sales of petroleum products	$2,147.6	$2,902.2	$12,803.3	$9,117.3
Transportation - Crude oil	8.8	13.3	57.3	46.0
Purchases of petroleum products	(2,116.0)	(2,870.7)	(12,670.9)	(8,992.1)
Total Margins/Revenues	40.4	44.8	189.7	171.2
Other operating revenues	4.0	2.7	12.8	10.4
Operating expenses	(19.6)	(18.0)	(68.5)	(64.5)
Operating fuel and power	(1.7)	(1.6)	(7.4)	(7.0)
General and administrative	(3.3)	(2.4)	(10.0)	(7.6)
Depreciation and amortization	(6.1)	(4.9)	(20.9)	(18.3)
Operating income	$13.7	$20.6	$95.7	$84.2

Total barrels
Crude oil transportation	30.6	25.2	114.3	96.5
Crude oil marketing	68.4	58.2	254.7	232.0
Crude oil terminaling	52.2	32.0	166.8	135.0

Lubrication oil volume (total gallons):	7.8	4.0	21.9	15.3

Margin/average tariff per barrel:
Crude oil transportation	$0.543	$0.848	$0.785	$0.781
Crude oil marketing	0.205	0.291	0.263	0.313
Crude oil terminaling	0.114	0.129	0.114	0.107

Lubrication oil margin (per gallon):	$0.501	$0.578	$0.633	$0.575

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2008	2007	2008	2007
Midstream Segment:
	Gathering - Natural Gas - Jonah
	Bcf	185.2	164.1	709.9	587.4
	Btu (in trillions)	204.5	181.0	784.2	647.9
	Average fee per MMBtu	$0.237	$0.227	$0.233	$0.214

	Gathering - Natural Gas - Val Verde
	Bcf	43.2	44.4	166.9	175.7
	Btu (in trillions)	38.7	39.6	149.1	156.0
	Average fee per MMBtu	$0.369	$0.388	$0.383	$0.395

	Transportation - NGLs
	Total barrels (includes lease barrels)	18.1	20.2	73.6	77.0
	Average rate per barrel	$0.846	$0.704	$0.783	$0.688

	Fractionation - NGLs
	Total barrels	1.1	1.1	4.2	4.2
	Average rate per barrel	$1.785	$1.742	$1.753	$1.768

	Natural Gas Sales
	Btu (in trillions)	1.0	2.8	4.9	14.8
	Average fee per MMBtu	$3.58	$4.27	$6.37	$4.28

	Sales - Condensate
	Total barrels (thousands)	14.6	19.0	76.9	89.7
	Average rate per barrel	$31.18	$77.44	$74.02	$59.57

Marine Services Segment:
	Number of tow boats (inland / offshore)	45 / 6	-	45 / 6	-
	Number of tank barges (inland / offshore)	105 / 8	-	105 / 8	-
	Fleet available days (in thousands) (1)	14.6	-	51.9	-
	Fleet operating days (in thousands) (2)	13.8	-	48.3	-
	Fleet utilization (3)	95%	-	93%	-
	Gross margin	$19.3	$-	$65.2	$-
	Average daily rate (in thousands)	$1.4	$-	$1.3	$-

	Reconciliation of Marine Gross Margin to Operating Income:

	Transportation - Marine	$44.7	$-	$164.3	$-
	Other	-	-	-	-
	Operating expense	(18.6)	-	(64.4)	-
	Operating fuel and power	(6.8)	-	(34.7)	-
	Gross margin	19.3	-	65.2	-
	General and administrative	(1.1)	-	(5.2)	-
	Depreciation and amortization	(6.7)	-	(23.0)	-
	Taxes - other than income taxes	(0.5)	-	(2.5)	-
	Operating Income	$11.0	$-	$34.5	$-

	Average daily rate:

	Gross margin	$19.3	$-	$65.2	$-
	Fleet operating days (in thousands)	13.8	-	48.3	-
	Average daily rate (in thousands)	$1.4	$-	$1.3	$-

(1)	The aggregate number of calendar days in a period during which each vessel in our fleet has
	been owned by us less the aggregate number of days in a period that our vessels are not
	operating due to scheduled or unscheduled maintenance and repairs.
(2)	Fleet available days less the aggregate number of days that our vessels are off-hire in a period.
(3)	Fleet operating days divided by fleet available days.